                                                                    Exhibit 13.3


                               PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS OF
                              OLD NORTH STATE BANK
                           TO BE HELD ON MAY 12, 1997
--------------------------------------------------------------------------------

This Proxy Statement and the accompanying Form of Proxy are being mailed to Stockholders on April 12, 1997, in connection with the solicitation of proxies by the Board of Directors of Old North State Bank ("Old North") for use at the Annual Meeting of Shareholders to be held on May 12, 1997. The cost of such solicitation will be borne by Old North. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send Proxy materials to their principals, and Old North will reimburse them for their expenses. Personal solicitation may be conducted by directors, officers and employees of Old North and its subsidiary, Old North State Investments, Inc. The Board of Directors is in favor of the nominees presented and solicits your vote for them.

The shares represented by the accompanying Proxy will be voted if the Proxy is properly signed, dated and received by Old North prior to the time of the Annual Meeting. When a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified, the Proxy will be voted in favor of the nominees. Any stockholder giving the accompanying Proxy has the right to revoke it by notifying Old North in writing at any time prior to the voting of the Proxy. A Proxy is revoked if the person giving the Proxy attends the Annual Meeting and elects to vote in person.

Stockholders of record on our books at the close of business on April 11, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on April 11, 1997, there were 1,582,678 shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

At the close of business on December 31, 1996, to the best of Old North's knowledge, no one individual or group beneficially owned more than five percent (5%) of Old North's common stock.

As of December 31, 1996, the beneficial ownership of Old North's voting securities by Directors, Nominees and Executive Officers and as a group was as follows:

                                SHARES       SHARES          SHARES                         (A)
                                OWNED         UNDER          OWNED          TOTAL         PERCENT
NAME AND ADDRESS                DIRECT       OPTIONS        INDIRECT        SHARES        OF CLASS
----------------                ------       -------        --------        ------        --------

J. David Branch, M. D.          17,050                         1,650        18,700           1.18
8534 Brook Meadow Lane
Lewisville, NC 27023

Suzanne J. Bullotta                335        5,720                          6,055            .38
1000 Alden Lane
Winston-Salem, NC 27103

James R. Burrow                 13,192                           764        13,956            .88
P. O. Box 84
King, NC 27021

Lewis N. Carroll                 2,518                                       2,518            .16
Highway 66 North
King, NC 27021

James H. Corrigan, Jr.          19,612                         5,500        25,112           1.59
830 Glen Echo Trail
Winston-Salem, NC 27106

Charles V. Darnell               2,018       12,108              603        14,729            .92
Route 4, Box 66
King, NC 27021

Nicholas A. Daves               13,750       20,498              300        34,548           2.16
2877 Fairmont Road
Winston-Salem, NC 27106

W. Frank Fowler                 19,746                                       19,746          1.25
P. O. Box 508
King, NC 27021

Marvin D. Gentry                 8,531                         9,609        18,140           1.15
P. O. Box 1212
King, NC 27021

John W. Googe                    9,211                           220         9,431            .60
746 Wellington Road
Winston-Salem, NC 27106

                                SHARES       SHARES          SHARES                         (A)
                                OWNED         UNDER          OWNED          TOTAL         PERCENT
NAME AND ADDRESS                DIRECT       OPTIONS        INDIRECT        SHARES        OF CLASS
----------------                ------       -------        --------        ------        --------

Gale Stone Johnson, MD                       15,927(B)                      15,927           1.01
P. O. Box 426
King, NC 27021

Frederick W. Joyner             14,190                            440       14,630            .93
8045 Glengarriff Road
Clemmons, NC 27012

Robert E. Marziano               3,612       24,698               704       29,014           1.81
P. O. Box 1186
King, NC 27021

Sandra K. Mitchell               5,560(C)                                    5,560            .35
Box 509, Bermuda Run
Advance, NC 27006

Nicholas P. Patella             22,962                                      22,962           1.45
100 Milnor Place
Winston-Salem, NC 27104

James R. Ridley                 13,200                            550       13,750            .87
116 Peninsula Drive
Brandon, MS 39042

Richard E. Stover               13,893                                      13,893            .88
Oakdale Circle
King, NC 27021

Lloyd G. Walter, Jr.            12,570(D)                                   12,570            .80
8564 Brook Meadow Court
Lewisville, NC 27023

                                SHARES       SHARES          SHARES                         (A)
                                OWNED         UNDER          OWNED          TOTAL         PERCENT
NAME AND ADDRESS                DIRECT       OPTIONS        INDIRECT        SHARES        OF CLASS
----------------                ------       -------        --------        ------        --------

John F. Watts                    3,527                          685          4,212            .27
P. O. Box 33
Germanton, NC 27019

John H. Watts                   20,682                          620         21,302           1.35
P. O. Box 354
King, NC 27021

-----------------------------------------------------------------------------------------------------
All Directors and              232,086        63,024         21,645        316,755          19.27
Executive Officers
as a Group:

(A) The calculation of percentage of class is based on 1,580,978 shares issued and outstanding plus the numbers of shares subject to options held by the person for whom the calculation is computed which are exercisable within the next sixty days.

(B)      Dr. Johnson resigned as a Director effective January 1, 1997.

(C) Sandra K. Mitchell was a 55% general partner in a North Carolina general partnership formed by Ms. Mitchell and a business associate of hers for purposes of subscribing for and purchasing 5,390 shares as set forth in the table above. On January 24, 1992, that partnership was dissolved and Ms. Mitchell become the owner of all the shares through a sole proprietorship known as LAKA Investments. Ms. Mitchell owns the balance of the shares individually.

(D) Lloyd G. Walter, Jr., is a 45% general partner in BancShares Investors, a North Carolina general partnership, formed by and among Mr. Walter and certain business associates of his for purposes of subscribing for and owning 11,000 shares as set forth in the table above. Mr. Walter owns the largest general partnership interest in that partnership. Mr. Walter owns the balance of the shares individually.

                               BOARD OF DIRECTORS

The Board of Directors of Old North State Bank ("Old North") held nine regular and two special meetings during 1996. All of the directors except Messrs. Corrigan, Ridley and Stover attended at least 75% of the aggregate of the total number of meetings of the Old North Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they respectively served during the terms of their service in 1996.

In 1996, Old North had an Executive Committee which held three regular and six special meetings. During 1996, Old North also had a Loan and Investment Committee which held twelve regular and four special meetings, and the Examining Committee of the Board of Directors, consisting of three outside directors, met three times. Minutes of these meetings were regularly reviewed by the Board of Directors.

Each non-management director of Old North received cash compensation of $150 per month during 1996 and received a fee of $50 for each committee meeting attended during the year.

The bylaws of Old North provide that the number of Directors shall not be less than seven nor more than twenty-five and that the Directors be divided into three classes in respect to term of office with each class to contain as near as may be practical one-third of the whole number of Directors. The Board of Directors has determined that five Directors shall be elected at the 1997 Annual Meeting, all of whom are currently serving as Directors of Old North.

It is not anticipated that any of the nominees will be unable or unwilling to serve; but, if that should occur, it is the intention of the Proxyholders named in the Proxy either to vote for such other person for the office of Director as may be nominated by the Board of Directors or to reduce the number of Directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve, subject to the requirement of Old North's bylaws that (a) the number of Directors in each of the three classes be as equal in number as possible and (b) the minimum number of Directors shall be seven.

                      NOMINEES FOR RE-ELECTION AS DIRECTORS
           (AS PROPOSED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING)

The following pages contain information on each nominee for reelection as a Director of Old North. The information presented includes each nominee's age, month and year of first election as a director of Old North, principal occupation and business experience during the past five years, certain other directorships and number of shares of Old North's common stock beneficially owned, all as of December 31, 1996.

                      NOMINEES FOR RE-ELECTION AS DIRECTORS
                     (TERM EXPIRING AT 2000 ANNUAL MEETING)

James H. Corrigan, Jr., 70 years old, has been the President, Chief Executive Officer, Chairman of the Board and a director of Mebane Packaging Group since 1980, becoming Nonexecutive Chairman in April, 1995. During 1993, Mebane Packaging Company changed its name to Mebane Packaging Group. Mebane Packaging Group is engaged in the business of producing packaging materials for consumer products and other goods. He was a director of Piedmont BancShares Corporation ("Piedmont") and its subsidiary, Enterprise Bank and Trust Company ("Enterprise"), from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North. He has also been a director of LADD Furniture, Inc. since 1983.

Committees:  Executive                Total Shares Beneficially Owned:  25,112
                                      Percent of Class:  1.59%
--------------------------------------------------------------------------------

Sandra K. Mitchell, 50 years old, was co-owner of Carolina Commercial Brokers, Inc., a commercial real estate brokerage firm, from 1986 until 1991. Ms. Mitchell has operated a sole proprietorship real estate and business consulting firm, skm enterprises, since March of 1991. She also is president and co-owner of Utility Auditing Consultants, Inc., a corporation engaged in utility usage consulting. Prior to January 1, 1993, Utility Auditing Consultants, Inc. was a North Carolina general partnership. She was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time she was elected as a Director of Old North.

Committees:  Loan and Investment        Total Shares Beneficially Owned:  5,560
                                        Percent of Class:  .35%
--------------------------------------------------------------------------------

Nicholas P. Patella, 59 years old, was president of Patella and Donohoe Advertising, a Winston-Salem advertising company, from 1987 until 1992. During 1992, Patella and Donohoe Advertising changed its name to Patella and Associates Advertising. Mr. Patella was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North.

Committees: Loan and Investment        Total Shares Beneficially Owned:  22,962
                                       Percent of Class:  1.45%
--------------------------------------------------------------------------------





Lewis N. Carroll, 56 years old, retired from R. J. Reynolds Tobacco Company in 1994. He owns Carroll Signs and Advertising, a proprietorship. He has been a Director of Old North since July of 1990.

Committees:  Compensation               Total Shares Beneficially Owned:  2,518
             Executive                  Percent of Class: .16%
--------------------------------------------------------------------------------

Robert E. Marziano, 48 years old, has been the President, CEO and a Director of Old North since its incorporation in 1989. From 1976 to 1988 he served as a senior vice president of First Citizens Bank.

Committees:  Executive                  Total Shares Beneficially Owned:  29,014
             Loan and Investment        Percent of Class:  1.81%
             Old North State
             Investments, Inc.
--------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE
                     (TERM EXPIRING AT 1998 ANNUAL MEETING)

John W. Googe, 71 years old, has been the president of Southeastern Employee Benefit Services, Inc. since 1974. Southeastern Employee Benefit Services, Inc. is engaged in the business of administering employee benefit plans. From 1986 until his retirement in May of 1990, Mr. Googe was the president of The Midland Mutual Life Insurance Company, an Ohio insurance company headquartered in Columbus, Ohio. He also served as a member of the Board of Directors of The Midland Mutual Life Insurance Company from 1984 - 1990. Mr. Googe was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North. He is chairman of the Compensation Committee of the Board of Directors of Old North.

Committees:  Audit                       Total Shares Beneficially Owned:  9,431
             Compensation                Percent of Class:  .60%
             Old North State
             Investments, Inc.
--------------------------------------------------------------------------------

Frederick W. Joyner, 50 years old, has been the president of Carolina Benefit Administrators, Inc. since 1984. Carolina Benefit Administrators, Inc. is engaged in the business of managing employee health insurance plans. He was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North.

Committees:  Executive                  Total Shares Beneficially Owned:  14,630
                                        Percent of Class:  .93%
--------------------------------------------------------------------------------

James R. Ridley, 68 years old, was the Chairman, President and Chief Executive Officer of Integon Corporation, a Winston-Salem based insurance company, from 1982 until his retirement in September of 1990. He also served as a director of Integon from 1976-1990 and as chairman of the board of directors from 1989-1990. Mr. Ridley was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North.

Committees:  Old North State            Total Shares Beneficially Owned:  13,750
             Investments, Inc.          Percent of Class:  .87%
--------------------------------------------------------------------------------

Marvin D. Gentry, 61 years old, has been the president and chief executive officer of The New Fortis Corporation since 1985. The New Fortis Corporation is a wholly-owned subsidiary of K. Hovnanian Enterprises, a housing company located in Red Bank, NJ. He has been a Director of Old North since its incorporation in 1989.

Committees: Executive                   Total Shares Beneficially Owned:  18,140
                                        Percent of Class:  1.15%
--------------------------------------------------------------------------------

Richard E. Stover, 57 years old, has practiced law in King, NC since 1964. Prior to 1991, the firm was known as Stover and Bennett, but it has been known as Stover, Cromer and Bennett since 1991. He has been a Director of Old North since its incorporation in 1989.

Committees:  Loan and Investment        Total Shares Beneficially Owned:  13,893
                                        Percent of Class:  .88%
--------------------------------------------------------------------------------

John F. Watts, 38 years old, has been an owner of Watts Realty, a limited partnership, since 1984. Watts Realty sells residential real estate in Forsyth and Stokes Counties. He has been a Director of Old North since April of 1992.

Committees:  Compensation                Total Shares Beneficially Owned:  4,212
             Old North State             Percent of Class:  .27%
             Investments, Inc.
------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE
                     (TERM EXPIRING AT 1999 ANNUAL MEETING)

James D. Branch, MD, 50 years old, is an ophthalmic surgeon who has practiced medicine in Winston-Salem since 1977. He was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North.

Committees:  Audit                      Total Shares Beneficially Owned:  18,700
             Old North State            Percent of Class:  1.18%
             Investments, Inc.
--------------------------------------------------------------------------------

James R. Burrow, 60 years old, has operated James R. Burrow Surveying and Mapping Company, a proprietorship, since 1960. He has been a Director of Old North since its incorporation in 1989.

Committees: Audit                       Total Shares Beneficially Owned:  13,956
            Loan and Investment         Percent of Class:  .88%
--------------------------------------------------------------------------------

Nicholas A. Daves, 56 years old, was the president, chief executive officer and a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director and Chairman of the Board of Old North. Mr. Daves was a senior vice president for First Union National Bank from 1985 until 1989. He is Chairman of the Loan and Investment Committee and president of Old North State Investments, Inc., the wholly owned subsidiary of Old North.

Committees:  Executive                  Total Shares Beneficially Owned:  34,548
             Loan and Investment        Percent of Class:  2.16%
             Old North State
             Investments, Inc.
--------------------------------------------------------------------------------

W. Frank Fowler, DDS, 69 years old, had a dental practice in King, NC, from 1954 until 1992, at which time he retired. He has been a Director of Old North since its incorporation in 1989. Dr. Fowler is chairman of the Executive Committee of the Board of Directors of Old North.

Committees: Executive                   Total Shares Beneficially Owned:  19,746
                                        Percent of Class:  1.25%
--------------------------------------------------------------------------------

Lloyd G. Walter, Jr., FAIA, 62 years old, is an architect who has been in private practice in Winston-Salem since 1965, and is president of Walter, Robbs, Callahan and Pierce, Architects, PA. He was a director of Piedmont and Enterprise from their respective incorporations in April of 1989 and April of 1990 until their merger with Old North in December of 1995, at which time he was elected as a Director of Old North.

Committees: Loan and Investment         Total Shares Beneficially Owned:  12,570
                                        Percent of Class:  .80%
--------------------------------------------------------------------------------

John H. Watts, 64 years old, was the owner of John H. Watts Building Company from 1970 until 1994 at which time that company ceased operations. Since then he has been employed by A. Watts, Inc., a general contractor located in Winston-Salem, NC, as chief superintendent. He has been a director of Old North since its incorporation in 1989.

Committees: Loan and Investment         Total Shares Beneficially Owned:  21,302
                                        Percent of Class:  1.35%
--------------------------------------------------------------------------------

(1) Shares indicated as owned by each Nominee were beneficially owned as of December 31, 1996. As of that date, all Executive Officers and Directors of Old North as a Group (19 persons) beneficially owned 316,755 shares of Common Stock, which was 19.27% of the shares outstanding after adjusting for the number of shares available through the exercise of Options during the next 60 days (63,024 shares).

(2)      Included in the shares reported are the following shares of Common
         Stock: 1,650 shares owned by Dr. Branch as custodian for minor children; 764 shares owned by a member of Mr. Burrow's family; 5,500 shares owned by a member of Mr. Corrigan's family; 603 shares owned by members of Mr. Darnell's family; 300 shares owned by a member of Mr. Daves' family; 9,609 shares owned by a member of Mr. Gentry's family; 220 shares owned by a member of Mr. Googe's family; 440 shares owned by an Individual Retirement Account owned by a member of Mr. Joyner's family; 704 shares owned by members of Mr. Marziano's family; 550 shares owned by a member of Mr. Ridley's family, 685 shares owned by members of Mr. John F. Watts' family and 620 shares owned by a member of Mr. John H. Watts' family. Dr. Branch, Mr. Burrow, Mr. Corrigan, Mr. Darnell, Mr. Daves, Mr. Gentry, Mr. Googe, Mr. Joyner, Mr. Marziano, Mr. Ridley, Mr. John F. Watts and Mr. John H. Watts disclaim beneficial ownership of such shares.

                          COMPLIANCE WITH SECTION 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires Old North's directors and executive officers, and any persons who own more than 10% of a registered class of Old North's equity securities to file reports of ownership and changes in ownership of common stock and other equity securities of Old North. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Old North with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to Old North or written representations that no other reports were required, Old North believes that, during 1997, all filing requirements applicable to its officers and directors were satisfied. Old North is not aware of any person who owns more than 10% of a registered class of Old North's equity securities.

                                  COMPENSATION

The table below sets forth all compensation for certain of the executive officers of Old North as required by Regulation S-B, Item 402(b):


                           SUMMARY COMPENSATION TABLE


Name and Principal                                     Salary         Bonus            All Other           Total
Position                             Year                 $             $            Compensation       Compensation
---------------------------------------------------------------------------------------------------------------------

Nicholas A. Daves                    1996             $112,400        $5,240(1)                           $117,640
Chairman of the Board                1995                  (1)
                                     1994                  (1)

Robert E. Marziano                   1996             $122,500        $8,436            $2,594(2)         $133,530
President and CEO                    1995               88,336         7,177            8,975              104,488
                                     1994               84,582         6,015            1,018               91,615

All Other Executive Officers
and Directors As a Group:

  17 Individuals                     1996                                                                $186,898
  12 Individuals (3)                 1995                                                                 198,136
  11 Individuals                     1994                                                                 140,819


(1) In 1996 All Other Compensation consisted of group term life insurance premiums of $3,450, club dues reimbursement of $630 and $1,160 which was contributed by Old North to the Old North 401(K) Profit Sharing Plan for the account of Mr. Daves. For the years 1994 and 1995, Mr. Daves was President and CEO of Piedmont and Enterprise. For 1994 he received a salary of $107,000 and other compensation consisting of group term life insurance premiums, an automobile allowance and reimbursement for club dues of $7,027 for a total of $114,027. In 1995 he received a salary of $110,600, a bonus of $5,000 and other compensation of $14,613 consisting of group term life insurance premiums, an automobile allowance and reimbursement for club dues for a total of $130,213.

(2) All Other Compensation consisted of group term life insurance premiums of $766, club dues reimbursement of $480 and $1,348 which was contributed by Old North to the Old North 401(K) Profit Sharing Plan for the account of Mr. Marziano.

(3) One of the Executive Officers whose 1995 Total Compensation was $68,507 resigned effective January 31, 1996.

Mr. Daves and Mr. Marziano are employed by Old North as executive officers under the terms of employment contracts dated September 29, 1995, and April 10, 1995, respectively. Each contract is for a rolling three-year period which automatically extends unless the executive officer is notified otherwise in writing. If Mr. Daves or Mr. Marziano is terminated other than for cause as defined in the contracts, Old North remains liable to that individual for all compensation and benefits due under their respective contracts for a period of three years following the effective date of termination.

Under the terms of his original employment contract with Piedmont and Enterprise, Mr. Daves was granted nonqualified stock options to purchase 20,498 shares of Piedmont's stock at a price of $9.09 per share. Under the terms of the merger agreement between Piedmont and Old North, all Piedmont options outstanding were converted into Old North options at the same price and for the same number of shares. At December 31, 1996, Mr. Daves' options were 100% vested.

Under the terms of the Old North Incentive Stock Option Plan, on February 20, 1990, Mr. Marziano was granted options to purchase 27,048 shares of Old North's stock at a price of $5.45 per share. On December 31, 1996, Mr. Marziano exercised an option to purchase 2,350 shares, and his remaining options to purchase 24,698 shares were 100% vested.

Following a merger of Old North in which Old North is not the surviving entity or the sale or acquisition of a controlling interest in Old North, Mr. Daves and/or Mr. Marziano may at their individual option terminate their employment contract(s) in the event that their job titles or responsibilities are significantly diminished. In the event of any such termination, each individual shall be entitled to a severance payment of three times his then current annual base salary.

Old North also has an employment contract with Charles V. Darnell, Senior Vice President and Chief Financial Officer, an executive officer as of December 31, 1996. Mr. Darnell's contract, dated July 10, 1996, provides for his employment for a period of one year ending June 30, 1997. The term of the contract automatically extends for consecutive one-year periods unless either party gives written notice to the other of intent to terminate at least 60 days prior to the expiration of the then applicable term. Following a merger in which Old North is not the surviving entity or the sale or acquisition of a controlling interest in Old North, (1) Mr. Darnell may at his option terminate this contract within six months and be entitled to a severance payment of his then current annual base salary, and (2) the contract will automatically be extended for a term of three years.

                               STOCK OPTION PLANS

On May 30, 1989, the board of directors of Piedmont approved an Employee Stock Option Plan under which the Board was authorized to grant Options to purchase an aggregate of 75,000 shares at the original subscription price of $10 per share. The original stock option plan, as extended, expired on April 11, 1991, and no further options have been granted since that date. After adjustment for a 10% stock dividend declared in 1994 and for the repurchase of 6,820 shares from four employees under the terms of a tender offer in December of 1995, there were grants of options to purchase 66,098 shares at a price of $9.09 per share outstanding at December 31, 1996. Options are held by seven active employees and two former employees. All options are fully vested, and no options have been exercised. Under the terms of the merger agreement between Piedmont and Old North, these options have been converted to identical Old North options.

At the April 19, 1990 Annual Meeting, Old North's shareholders approved an Incentive Stock Option Plan which authorizes the granting of Incentive Stock Options to purchase 33,509 shares of common stock, with adjustments to be made for stock splits or stock dividends. The current number of shares authorized under the plan is 67,624, which reflects a 5% stock dividend declared in 1994 and a 1.922:1 stock split declared in 1995. The grants are made to certain officers and key employees, and the plan is administered by the Board of Directors who are not eligible to participate in the plan. No options were granted during 1996. During 1996 two employees exercised options to purchase a total of 8,807 shares, and options to purchase 9,687 shares were forfeited. At December 31, 1996, options to five current employees covering 46,896 shares had been granted at an option price of $5.45 per share, of which 45,685 were vested.

                              CERTAIN TRANSACTIONS

Directors, nominees for director, executive officers of Old North and members of their immediate families and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with Old North. All such transactions were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Old North has engaged in other transactions with such persons, all of which were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. All services purchased by Old North from Directors and/or any entity in which they serve as an officer, director, employee or owner were approved in advance by the Board of Directors with the affected party abstaining from the vote.

                               INDEPENDENT AUDITOR

The Board of Directors named Larrowe, Cardwell and Company, LC of Galax, Virginia, as Independent Auditor for the calendar year 1996. This firm plans to have a representative at the May 12, 1997 Annual Meeting. In January of 1997, the Board of Directors named Larrowe, Cardwell and Company, LC as the independent auditor for the calendar year 1997.

                                  OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. However, if other matters are properly presented, it is the intention of the Proxyholders named in the accompanying Form of Proxy to vote the Proxies in accordance with their best judgment.

                                   FORM 10-KSB

COPIES OF OLD NORTH'S ANNUAL FORM 10-KSB TO THE FEDERAL RESERVE BANK OF RICHMOND AND OTHER INFORMATION CAN BE OBTAINED AFTER MARCH 31, 1997, BY CONTACTING CHARLES V. DARNELL, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, OLD NORTH STATE BANK, P. O. BOX 5068, WINSTON-SALEM, NC 27113-5068. PHONE: (910) 983-0682.

                              STOCKHOLDER PROPOSALS

To be considered for inclusion in the Proxy Statement and Form of Proxy to be used in connection with Old North's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Board of Directors no later than January 9, 1998.



Nicholas A. Daves                                Robert E. Marziano
Chairman of the Board                            President and CEO

April 12, 1997